March 22, 2000


George Zraick
8163 Merion Drive
Newark, CA  94560


Dear George:

On behalf of Burst.com, it is my pleasure to make you an offer of employment as the Vice President of Marketing. You will be in charge of overseeing and managing the activities of the marketing department. The management responsibilities of the position are: Branding, Positioning, Demand Creation, Program development, Alliance Programs, Public relations, Market Identification, and Sales Direction.

In this capacity you will be working with staff, other departments and directors of the company, and directly reporting to the Chief Operating Officer.


As a Burst.com employee, your compensation and benefits are as follows:

Salary                     $160,000.00 per year.

Stock Options              Employee  shall be entitled to receive  60,000  stock
                           options pursuant to the 1999 stock option agreement, at the strike price equal to the closing price on your start date. Vesting will be as follows: (i)
                           10,000  options  will  vest on the start  date;  (ii)
                           15,000 options at the end of 12 months from the start date; and (iii) following the 12-month anniversary date; the remaining 35,000 options will vest monthly for 36 months. The options will have a term of five
                           (5) years from the date of grant. The options will also be subject to the terms and conditions of the 1999 Option Plan and an option agreement to be signed at the time the option is granted.

Bonus George, you will be eligible for a performance-based bonus of $65,000.00 annually. The payment of the bonus will be in four quarterly installments, based upon successful completion of mutually agreed upon objectives to be established within your first 30 days of employment with burst.com.

Vacation                   15 days of personal time.

Benefits Eligible for the standard package as offered to employees of Burst.com.

Options Eligible for all Incentive Stock Option programs as periodically approved by the Board.

George Zraick                                                     March 22, 2000
                                                                          Page 2


All legitimate and normal business expenses will be reimbursed by the Company and must conform to Company policies and procedures.


You will be eligible for a performance and salary review every twelve (12) months.

As you know, we are anxious to fill this position as soon as possible. This offer is valid until April 1, 2000, and is contingent upon the following: (1) your review and signature of this letter; (2) receipt of satisfactory proof of identification; (3) work authorization as required by the Immigration Reform and Control Act; and (4) satisfactory reference and background check. Burst.com reserves the right to perform background verification of all information, references, and previous employment at Company expense.


Your employment with Burst.com is "at will" and can be terminated with or without cause, and with or without notice, at any time, at the option of either yourself or Burst.com. In case Burst.com terminates your employment without cause within a two years from your start date, you will be eligible for a cash severance package equal to four months salary.

Accordingly, the terms of this offer letter do not and are not intended to create an expressed or implied contract of employment with Burst.com. No manager or representative of Burst.com, other than an Officer of the Company, has authority to enter into any agreement for employment for any specified period of time or to make any agreement or contract to the foregoing. Any promises to the contrary may only be relied upon, by you, if they are in writing and signed by an Officer of Burst.com.


George, let me close by reaffirming our belief that the skill and background you bring to Burst.com will be instrumental to the future success of the Company. The single most important factor in the success of Burst.com will be our people. We look forward to your joining us. Please confirm your acceptance of this offer by signing on the space provided below and returning a copy to me.


Sincerely,


Thomas Koshy
Chief Operating Officer



ACCEPTED:

Name:                              Date:
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Start Date:
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